Exhibit 10.8

Business Confidential – Protected B

THIS IS AN AMENDING AGREEMENT

BETWEEN:	NATIONAL RESEARCH COUNCIL OF CANADA
a departmental corporation forming part of the Government of Canada created by the National Research Council Act (R.S.C. 1985, c. N-15), and
an agent of Her Majesty the Queen in Right of Canada
whose head office address is:

1200 Montreal Road
Ottawa, Ontario K1A 0R6	(called the “NRC”)

AND:	VARIATION BIOTECHNOLOGIES INC.

a Company incorporated under the Canada Business Corporations Act under number 393728-3 whose Registered Office Address is located in:

300 Hunt Club Road East, 2nd Floor
Ottawa, Ontario K1V 1C1	(called the “Collaborator” or “VBI”)

(Collectively known as the “Parties”)

WHEREAS the parties entered into an Agreement signed by the NRC on 30 March 2020 (called the “Original Agreement”) and Amendment One signed by NRC on 21 December 2020 (called “Amendment One”), as well as Amendment Two signed by NRC on July 8, 2021 (called “Amendment Two”) by which the Parties agreed to collaborate in a “Project”, described as: COVID-19 vaccine evaluation. The Original Agreement, Amendment One and Amendment Two are now called “The Agreements”.

WHEREAS this Amending Agreement includes certain special obligations which relate solely to Tasks performed for the purpose of developing a vaccine against the South Africa (Beta) variant of COVID-19, which project is being funded by the Coalition for Epidemic Preparedness Innovations (CEPI). These special obligations are required by the terms of the funding agreement between Collaborator and CEPI.

WHEREAS the parties wish to amend the Agreements.

IN CONSIDERATION of the mutual covenants hereunder, the parties agree as follows:

1.	The Agreements shall be read with the amended terms stated below. With respect to all other terms, the Parties confirm the Agreements.

2.	The attached “SCHEDULE OF PAYMENTS” is in addition to the “Schedule of Payments” from the Agreements.

3.	The attached “NEW STATEMENT OF WORK AND DELIVERABLES” is in addition to the “STATEMENT OF WORK AND DELIVERABLES” in the Agreements.

4.	The estimated total value of this Project amendment three is: minimum of $*** (Task 2.8.1) to a maximum of $ *** (All Tasks) as stated in the Statement of Work.

5.	The Collaborator is a Canadian Small and Medium Enterprise (SME) or a Canadian educational institution, including a community college, CEGEP, polytechnic or university, and benefits from a Fee Reduction of minimum of $*** (Task 2.8.1) to a maximum of $*** (All Tasks). The Collaborator hereby warrants that, at the time of signing this Agreement, it is a SME and has 500 or fewer full-time equivalent employees, or it is a Canadian educational institution.

6.	The amount that the Collaborator will pay to the NRC in cash for this amendment two is: minimum of $*** (Task 2.8.1) to a maximum of $*** (All Tasks) as stated in the Statement of Work.

HHT – Vaccines and Emerging Infections RI		Page 1 of 5
NRC Ref. #: A-0040287 (orig. A-0035546)

7.	The following special provisions apply to Tasks carried out pursuant to this Amending Agreement:

(a)	NRC shall exert reasonable efforts to retain records of its activities regarding the work performed pursuant to this Amending Agreement for a period of at least 5 years from the date of completion of the work, to the extent that it does not contradict with any applicable laws, regulations, or policies of the NRC and can provide a copy of such documentation to Collaborator upon request.

(b)	NRC shall exert reasonable efforts to retain, for a period of at least 5 years (to the extent that it does not contradict with any applicable laws, regulations, or policies of the NRC) from the date of completion of the work described in this Amending Agreement, documentation supporting the amounts invoiced to and paid by Collaborator pursuant to this Amending Agreement and can provide a copy of such documentation to Collaborator upon request.

(c)	Each of NRC and Collaborator agree that it shall carry its obligations hereunder in accordance with laws and regulations that are applicable to its activities and operations.

(d)	Section IU-8 of the Original Agreement is amended to add the following last paragraph:

Collaborator shall be permitted to disclose Confidential Non-Project Information to CEPI solely to the extent required to comply with its obligations pursuant to its funding agreement with CEPI, including its obligations pursuant to the CEPI Third Party Code. NRC will have the right to review the Confidential Information prior to any disclosure to CEPI;

(e)	The NRC is part of the Government of Canada and confirms that it is in compliance with laws, regulations, and policies whose goals are aligned with the goals of the CEPI Third Party Code.

8.	This Amending Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one valid and binding agreement. A portable document format (PDF) copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of signing this Amending Agreement.

SIGNED by the Collaborator at Ottawa, Ontario

VARIATION BIOTECHNOLOGIES INC.

Date:	August 6, 2021	Per:	/s/ Jeff Baxter
Jeff Baxter
CEO

SIGNED by the NRC at Ottawa, Ontario

NATIONAL RESEARCH COUNCIL OF CANADA

Date:	August 27, 2021	Per:	/s/ Roman Szumski
Roman Szumski
Vice President, Life Sciences

HHT – Vaccines and Emerging Infections RI		Page 2 of 5
NRC Ref. #: A-0040287 (orig. A-0035546)

ANNEX SP – SCHEDULE OF PAYMENTS TO NRC

Billing address: See page 1

Billing contact:

Name:	Andrea McRae
Title:	Project Manager
Telephone:	613 749 4200
Email:	amcrae@vbivaccines.com

SP-1	The Collaborator shall be invoiced as follows:

Invoicing Schedule (Estimated Dates)		Amount Due*
1. Invoice to be issued upon signature of this amendment for Task 2.8.1	$	***
2. Invoice to be issued upon approval from Collaborator (Task 2.8.2)	$	***
3. Invoice to be issued upon approval from Collaborator (Task 2.8.3)	$	***
TOTAL MAXIMUM PAYABLE AMOUNT	$	***

*Plus applicable taxes

SP-2	All amounts shall be due 30 days from the date of the invoice.

SP-3	Payments must be made to: “Receiver General - National Research Council of Canada” and addressed to:

Accounts Receivable

National Research Council of Canada

1200 Montreal Road

Ottawa, Ontario, K1A 0R6 CANADA

SP-4	Payments can be made by cheque, MasterCard, Visa or American Express; or by wire transfer. Wire transfer information is available upon request. The Collaborator is responsible for all bank charges associated with wire transfers. Any inquiries may be directed to: AccountsReceivable@nrc-cnrc.gc.ca.

SP-5	The Collaborator shall provide any Invoicing Reference Number at the time of Agreement signature or promptly thereafter. The NRC will not delay or cancel invoicing nor defer accrual of interest due to the Collaborator’s failure to provide an Invoicing Reference Number.

SP-6	The NRC may suspend its performance of any obligations under this Agreement so long as any payment is overdue for any reason.

SP-7	If this Agreement is amended to increase the scope of the Services, the NRC reserves the right to calculate costing for its additional Project activities at its rates that are in effect at that time. Any such cost increases shall be approved, in writing, by both Parties.

SP-8	If the NRC expects that the value of its estimated contribution will be exceeded by more than 10%, it shall promptly notify the other Party. The Parties shall then negotiate a further agreement on costs or payments, and either Party may suspend the performance of any obligations, other than confidentiality, intellectual property and accrued obligations to pay, until a further agreement is reached. If the Parties fail to agree on an amendment within 60 days of the notice, then this Agreement shall terminate on the 60th day after the notice, unless the Parties agree otherwise in writing.

SP-9	If a surplus of prepayment remains as a result of premature termination, it will be refunded.

HHT – Vaccines and Emerging Infections RI		Page 3 of 5
NRC Ref. #: A-0040287 (orig. A-0035546)

SP-10	If an instrument tendered in payment or settlement of an amount due to the NRC is dishonored for any reason, the NRC will invoice an additional administrative charge of CAD 25 and this amount will be due as invoiced.

SP-11	Interest is payable on all overdue amounts. Interest is calculated and compounded monthly at the average bank rate plus 3% and accrues during the period beginning on the due date and ending on the day before the day on which payment is received by the NRC. For purposes of this paragraph “bank rate” means the rate of interest established periodically by the Bank of Canada as the minimum rate at which the Bank of Canada makes short term advances to members of the Canadian Payments Association, and “average bank rate” means the weighted arithmetic average of the bank rates that are established during the month before the month in respect of which interest is being calculated.

(Rate information may be found at http://www.tpsgc-pwgsc.gc.ca/recgen/txt/tipp-ppir-eng.html. This site provides information on the rate used by departments of the Government of Canada to calculate the interest on overdue accounts payable and is the same rate used by the NRC to charge interest on overdue accounts receivable under the Interest and Administrative Charges Regulations, SOR/96-188. This web site address, and the information set out there, is provided here for convenience. In case of rate discrepancy, the rates quoted by the Bank of Canada shall prevail.)

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HHT – Vaccines and Emerging Infections RI		Page 4 of 5
NRC Ref. #: A-0040287 (orig. A-0035546)

STATEMENT OF WORK AND DELIVERABLES

1.	PROJECT OBJECTIVES

The goal of this project is to generate a stable cell line secreting murine leukemia virus Gag protein (Gag) based Virus-like-Particles (VLPs) expressing the SARS-CoV-2 Spike protein (Spike).

***

HHT – Vaccines and Emerging Infections RI		Page 5 of 5
NRC Ref. #: A-0040287 (orig. A-0035546)